Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer Jill Baker, Vice President of Investor Relations +1-781-434-4118
PAREXEL REPORTS THIRD QUARTER FISCAL YEAR 2009 FINANCIAL RESULTS
•	Consolidated service revenue of $264.5 million grows 7.8% year-over-year

•	Operating margin of 10.0%

•	Diluted earnings per share of $0.25

•	Net quarterly book-to-bill ratio equates to 1.25
Boston, MA, April 27, 2009 — PAREXEL International Corporation (NASDAQ: PRXL) today announced its financial results for the third quarter ended March 31, 2009.
For the three months ended March 31, 2009, PAREXEL’s consolidated service revenue increased 7.8% to $264.5 million, compared with $245.3 million in the prior year period. Foreign exchange negatively impacted the quarter by $35.7 million dollars. Excluding the negative impact of foreign exchange and the net positive impact of acquisitions and divestitures of $17.0 million from the third quarter of Fiscal Year 2009, and $0.9 million in divestitures from the third quarter of Fiscal Year 2008, revenue grew 15.8% year-over-year. The Company reported operating income of $26.4 million, or 10.0% of consolidated service revenue, in the third quarter of Fiscal Year 2009, versus operating income of $22.7 million, or 9.3% of consolidated service revenue, in the comparable quarter of the prior year. This represented a year-over-year increase of 16.3%. Net income for the quarter totaled $14.2 million, or $0.25 per diluted share, compared with net income of $14.2 million, or $0.25 per diluted share for the quarter ended March 31, 2008.
On a segment basis, consolidated service revenue for the third quarter of Fiscal Year 2009 consisted of $199.7 million in Clinical Research Services (CRS), $29.2 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $35.6 million in Perceptive Informatics, Inc.
For the nine months ended March 31, 2009, PAREXEL’s consolidated service revenue increased 16.1% to $803.3 million compared with $692.1 million in the prior nine-month period. Operating income for the current nine-month period was $56.1 million, or 7.0% of consolidated service revenue, versus operating income of $59.7 million, or 8.6% of consolidated service revenue, in the comparable period of the prior year. Net income for the nine months ended March 31, 2009 totaled approximately $33.0 million, or $0.57 per diluted share, compared with net income of $39.6 million, or $0.69 per diluted share, for the nine months ended March 31, 2008.
The nine month results ended March 31, 2009 included a $15.0 million reserve for wind-down costs and bad debt expense and an associated $7.1 million tax benefit related to a client’s default on a contract. The nine month results ended March 31, 2008 included a favorable non-U.S. net tax benefit of approximately $4.0 million. Excluding the aforementioned items, growth in operating income, net income and diluted earnings per share would have been up 19.1%, 15.0% and 14.5% respectively, for the nine month period, as compared with the prior year nine month period.

PAREXEL’s backlog was $2.036 billion at the end of the March quarter, an increase of approximately 6.8% year-over-year. The reported backlog included gross new business wins of $427.3 million, cancellations of $95.8 million and a negative impact from foreign exchange rates of $37.4 million. The net book-to-bill ratio was 1.25 in the quarter (defined as gross new business less cancellations divided by service revenue).
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “The Company’s positive quarterly results were a clear reflection of the determined focus by our employees to control costs and achieve both our financial and operational targets. I am proud of our staff’s ability to grow service revenue and expand operating margins in today’s challenging environment. In addition, we were able to generate a very respectable level of new business wins in the quarter, despite some market headwinds.”
Mr. von Rickenbach continued, “I remain confident regarding PAREXEL’s prospects for the future, and believe that our global footprint, and a diverse service offering have positioned us well for the current environment. Revenue growth has been quite healthy, especially on a same-store, constant currency basis. The steps that we have taken over the past year to better leverage our global presence in managing our own costs have been paying off, and we still have a number of initiatives underway which we expect will continue to drive revenue growth and profitability in the coming quarters. On a final note, the integration of ClinPhone is tracking well, and we expect further progress as we go forward.”
The Company issued forward-looking guidance for the fourth quarter of Fiscal Year 2009 (ending June 30, 2009), for Fiscal Year 2009, and for Calendar Year 2009, using recent exchange rates. For the fourth quarter, the Company anticipates reporting consolidated service revenue in the range of $271 to $277 million and earnings per diluted share in the range of $0.26 to $0.28. For Fiscal Year 2009, consolidated service revenue is expected to be in the range of $1.075 to $1.080 billion, and GAAP earnings per diluted share are projected to be in the range of $0.83 to $0.85. Adjusted earnings per share for Fiscal Year 2009, excluding a negative impact of $15 million and an associated tax benefit of $7.1 million related to a client’s default on a contract in the second quarter, are projected to be in the range of $0.97 to $0.99. (Previously issued FY2009 revenue guidance was for service revenue of $1.095 to $1.115 billion, GAAP earnings per diluted share of $0.80 to $0.84, and adjusted earnings per diluted share of $0.94 to $0.98). For Calendar Year 2009, expectations are for consolidated service revenue to be in the range of $1.080 to $1.100 billion, and earnings per diluted share to be in the range of $0.95 to $1.01. (Previously issued Calendar Year guidance was for service revenue of $1.135 to $1.175 billion, and earnings per diluted share of $0.96 to $1.04).
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s third quarter earnings, business, and financial outlook will begin at 10:00 a.m. EDT on Tuesday, April 28, 2009 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1-706-679-6476 and ask to join PAREXEL’s Third Quarter Fiscal Year 2009 Earnings Conference Call.
Certain trended financial information may be found in the Investors section of the Company’s website under the “Additional Financials” section.
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 69 locations throughout 52 countries around the world, and has over 9,400 employees. For more information about PAREXEL International visit www.parexel.com.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the fourth quarter of Fiscal Year 2009, Fiscal Year 2009 and Calendar Year 2009. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business, including, but not limited to, the successful business integration and anticipated synergy achievements in connection with the ClinPhone acquisition; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry;

consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008 as filed with the SEC on February 9, 2009 which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Income
(In thousands, except per share data)

	Unaudited
	Three Months Ended
	March 31, 2009	March 31, 2008
Service revenue	$264,457	$245,336
Reimbursement revenue	46,504	49,387

Total revenue	310,961	294,723

Costs and expenses:
Direct costs	165,781	161,263
Reimbursable out-of-pocket expenses	46,504	49,387
Selling, general and administrative	58,998	52,819
Depreciation	10,531	8,162
Amortization	2,728	1,231
Restructuring benefit	—	(860	)*

Total costs and expenses	284,542	272,002

Income from operations	26,419	22,721

Other income (expense)	(4,716)	352

Income before income taxes	21,703	23,073

Provision for income taxes	7,400	8,586
Effective tax rate	34.1%	37.2%
Minority interest expense	99	301

Net income	$14,204	$14,186

Earnings per common share:
Basic	$0.25	$0.25
Diluted	$0.25	$0.25

Shares used in computing earnings per common share:
Basic	57,556	56,108
Diluted	57,556	57,765

*	Represents a change in assumptions in restructuring reserves mainly related to facilities in the U.K.
Balance Sheet Information

	Preliminary
	March 31,	June 30,	March 31,
	2009	2008	2008
Billed accounts receivable, net	$214,664	$253,256	$216,060
Unbilled accounts receivable, net	215,729	222,560	197,627
Deferred revenue	(244,262)	(213,126)	(199,121)

Net receivables	$186,131	$262,690	$214,566

Cash and marketable securities	$99,512	$51,918	$53,313
Working capital	$141,331	$146,535	$165,437
Total assets	$1,105,560	$948,071	$859,638
Short-term borrowings	$57,100	$66,474	$13,656
Long-term debt	$229,360	$3,465	$38,443
Stockholders’ equity	$360,210	$428,091	$397,266

PAREXEL International Corporation
Consolidated Condensed Statement of Income
(In thousands, except per share data)

	Unaudited
	Nine Months Ended
	March 31, 2009				March 31, 2008
	As Reported	Adjustments		Adjusted	As Reported		Adjustments		Adjusted
Service revenue	$803,349			$803,349	$692,114				$692,114
Reimbursement revenue	151,165			151,165	138,929				138,929

Total revenue	954,514			954,514	831,043				831,043

Costs and expenses:
Direct costs	514,440			514,440	454,316				454,316
Reimbursable out-of-pocket expenses	151,165			151,165	138,929				138,929
Selling, general and administrative	178,785			178,785	151,365				151,365
Depreciation	31,765			31,765	24,050				24,050
Amortization	7,237			7,237	3,512				3,512
Special charge	15,000	(15,000	)(a)	—	—				—
Restructuring benefit	—			—	(860	)(b)			(860	)(b)

Total costs and expenses	898,392	(15,000)		883,392	771,312				771,312

Income from operations	56,122	15,000		71,122	59,731				59,731

Other expense	(1,751)			(1,751)	(403)				(403)

Income before income taxes	54,371	15,000		69,371	59,328				59,328

Provision for income taxes	20,240	7,080	(a)	27,320	19,149		3,997	(c)	23,146
Effective tax rate	37.2%			39.4%	32.3%				39.0%

Minority interest expense	1,100			1,100	577				577

Net income	$33,031	$7,920		$40,951	$39,602		$(3,997)		$35,605

Earnings per common share:
Basic	$0.57			$0.71	$0.71				$0.64
Diluted	$0.57			$0.71	$0.69				$0.62

Shares used in computing earnings per common share:
Basic	57,449			57,449	55,662				55,662
Diluted	57,861			57,861	57,380				57,380

(a)	Represents $15 million in reserves for wind-down costs and bad debt expense related to client’s default on a contract and an associated $7.1 million tax benefit.

(b)	Represents a change in assumptions in restructuring reserves mainly related to facilities in the U.K.

(c)	Represents a non-U.S. net tax benefit of $4 million, related in part to a reduction in German tax rates.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Unaudited
	Three Months Ended
	March 31, 2009	March 31, 2008
Clinical Research Services (CRS)

Service revenue	$199,662	$191,572
% of total service revenue	75.5%	78.1%
Gross profit	$71,800	$65,007
Gross margin % of service revenue	36.0%	33.9%

PAREXEL Consulting & Medical Communications Services (PCMS)
Service revenue	$29,176	$33,484
% of total service revenue	11.0%	13.6%
Gross profit	$11,336	$11,328
Gross margin % of service revenue	38.9%	33.8%

Perceptive Informatics, Inc. (PII)

Service revenue	$35,619	$20,280
% of total service revenue	13.5%	8.3%
Gross profit	$15,540	$7,738
Gross margin % of service revenue	43.6%	38.2%

Total service revenue	$264,457	$245,336
Total gross profit	$98,676	$84,073
Gross margin % of service revenue	37.3%	34.3%

Revenue by Geography

The Americas	$113,551	$99,735
Europe, Middle East & Africa	126,666	129,105
Asia/Pacific	24,240	16,496

Total service revenue	$264,457	$245,336

Quarterly Supplemental Financial Data

Total revenue	$310,961	$294,723
Investigator fees	44,781	38,496

Gross revenue	$355,742	$333,219

Days Sales Outstanding	47	59

Capital expenditures	$16,651	$18,794

PAREXEL International Corporation
Segment Information
($ in thousands)

	Unaudited
	Nine Months Ended
	March 31, 2009				March 31, 2008
	As Reported	Adjustments		Adjusted	As Reported
Clinical Research Services (CRS)

Service revenue	$603,419			$603,419	$533,606
% of total service revenue	75.1%			75.1%	77.1%
Gross profit	$212,928	$15,000	(a)	$227,928	$180,232
Gross margin % of service revenue	35.3%			37.8%	33.8%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$91,218			$91,218	$96,541
% of total service revenue	11.4%			11.4%	13.9%
Gross profit	$32,448			$32,448	$32,051
Gross margin % of service revenue	35.6%			35.6%	33.2%

Perceptive Informatics, Inc. (PII)

Service revenue	$108,712			$108,712	$61,967
% of total service revenue	13.5%			13.5%	9.0%
Gross profit	$43,533			$43,533	$25,515
Gross margin % of service revenue	40.0%			40.0%	41.2%

Total service revenue	$803,349			$803,349	$692,114
Total gross profit	$288,909	$15,000	(a)	$303,909	$237,798
Gross margin % of service revenue	36.0%			37.8%	34.4%

Revenue by Geography

The Americas	$337,442				$272,659
Europe, Middle East & Africa	398,586				369,992
Asia/Pacific	67,321				49,463

Total service revenue	$803,349				$692,114

(a)	Represents $15 million in reserves for wind-down costs and bad debt expense related to a large late stage trial.